FOR IMMEDIATE RELEASE
For more information contact:

Investor Relations	Media Relations
Gene Skayne	Kevin Flanagan
508.323.1080	508.323.1101
gene_skayne@3com.com	kevin_flanagan@3com.com
3Com Reports Second-Quarter Results for Fiscal 2009
MARLBOROUGH, MASS.—December 18, 2008—3Com Corporation (Nasdaq: COMS) today reported financial results for its fiscal 2009 second quarter, which ended November 28, 2008. Revenue in the quarter was $354.6 million, compared to revenue of $317.8 million in the corresponding period in fiscal 2008, an 11.6 percent increase.
     Net income in the quarter was $12.9 million, or $0.03 per diluted share, compared with a net loss of $35.6 million, or $0.09 per share, in the second quarter of fiscal year 2008. On a non-GAAP basis, net income was $46.9 million, or $0.12 per diluted share, compared with net income of $13.0 million, or $0.03 per diluted share, for the second quarter of fiscal year 2008.
     Revenue for the first six months of fiscal year 2009 was $697.2 million, compared with $637.2 million for the same period in the prior year, a 9.4 percent increase. Year-to-date net income was $92.7 million, or $0.23 per diluted share, compared with a net loss of $54.3 million, or $0.14 per share, for the first six months of the prior year. On a non-GAAP basis, net income was $90.3 million, or $0.23 per diluted share, compared with net income of $25.2 million, or $0.06 per diluted share, for the first half of fiscal year 2008.
     “We are very pleased with these strong results,” said Bob Mao, 3Com CEO. “Q2 was an excellent quarter for 3Com as we achieved GAAP profitability for the second consecutive quarter and we continued our string of profitable results on a non-GAAP basis. We continue to deliver on our three key objectives: revenue growth, margin improvement and cash generation. We executed on our strategy and delivered these financial results in a very difficult economic environment.”
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3Com Reports Second-Quarter Results for Fiscal 2009, p. 2
     In the second quarter, 3Com generated $56.8 million in cash from operations. 3Com’s cash and cash equivalents balance at November 28, 2008, was $460.8 million.
     During the quarter 3Com completed the repurchase of 21,264,430 shares of its common stock at a total cost of approximately $50.0 million. The repurchases were made in the open market under the Company’s previously-announced buyback program.
     Also in the quarter, 3Com retired $88 million of its long term debt, reducing the balance to $213 million from an original loan of $430 million. The repayment included a voluntary early payment of $40 million.
     Management will host a conference call and Webcast at 4:30 p.m. EST, Thursday, December 18, 2008, to discuss the company’s financial results and business outlook. To participate on the call, U.S. and international parties may dial (785) 830-7990. Alternatively, interested parties may listen to the live broadcast of the call over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section.
     For those unable to participate on the live call, a 24-hour replay will be available starting at 8:00 p.m. EST on December 19, 2008, by dialing (719) 457-0820 or (888) 203-1112, confirmation code: 6407523. A replay also will be available over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings Webcast section. The replay will be available for approximately three weeks after posting.
     Additional financial information is available on the Investor Relations section of our Web site.
Safe Harbor
This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business objectives and goals. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to grow profitably, expand outside of China, maintain and expand in China, improve expense controls while making investments to grow and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended August 29, 2008.
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
The non-GAAP measures used by the Company exclude restructuring, amortization, stock-based compensation expense and, if applicable in the relevant period, unusual items, such as those items detailed in the tables attached to this press release. The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth later in this press release, in the Current Report on Form 8-K furnished to the SEC on the date hereof and/or in the investor relations section of our Web site, www.3com.com.
References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.

3Com Reports Second-Quarter Results for Fiscal 2009, p. 3
About 3Com Corporation
3Com Corporation is a $1.3B global converged network infrastructure supplier that helps customers achieve business success by delivering solutions that provide exceptional value. Through its TippingPoint division, 3Com is a leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
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Copyright © 2008 3Com Corporation. 3Com, the 3Com logo and TippingPoint are registered trademarks of 3Com Corporation or its wholly owned subsidiaries in various countries around the world. All other company and product names may be trademarks of their respective holders.

3Com Reports Second-Quarter Results for Fiscal 2009, p. 4
3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended		Six Months Ended
	November 28,	November 30,	November 28,	November 30,
	2008	2007	2008	2007
Sales	$354,562	$317,801	$697,212	$637,235
Cost of sales	154,770	165,681	307,793	336,179

Gross profit	199,792	152,120	389,419	301,056

Operating expenses (income):
Sales and marketing	88,620	80,785	174,902	155,189
Research and development	47,854	52,199	93,601	104,509
General and administrative	31,352	31,060	58,406	52,538
Amortization of intangibles	25,060	26,260	50,224	52,266
Patent dispute resolution	—	—	(70,000)	—
Restructuring charges	2,504	3,147	4,501	3,572

Operating expenses, net	195,390	193,451	311,634	368,074

Operating income (loss)	4,402	(41,331)	77,785	(67,018)

Interest expense, net	(547)	(3,966)	(1,798)	(7,533)
Other income, net	15,899	10,343	28,770	22,754

Income (loss) from operations before income taxes	19,754	(34,954)	104,757	(51,797)

Income tax provision	(6,884)	(670)	(12,050)	(2,481)

Net income (loss)	$12,870	$(35,624)	$92,707	$(54,278)

Basic and diluted income (loss) per share	$0.03	$(0.09)	$0.23	$(0.14)

Shares used in computing basic per share amounts	394,029	398,989	398,459	398,015

Shares used in computing diluted per share amounts	395,238	398,989	399,655	398,015

3Com Reports Second-Quarter Results for Fiscal 2009, p. 5
3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	November 28,	May 31,
	2008	2008
ASSETS

Current assets:
Cash and equivalents	$460,787	$503,644
Notes receivable	113,338	65,116
Accounts receivable, net	131,151	116,281
Inventories, net	111,478	90,831
Other current assets	35,092	34,033

Total current assets	851,846	809,905

Property & equipment, net	49,187	54,314
Goodwill	609,297	609,297
Intangibles, net	227,971	278,385
Deposits and other assets	19,966	23,229

Total assets	$1,758,267	$1,775,130

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$86,386	$90,280
Current portion of long-term debt	48,000	48,000
Accrued liabilities and other	378,900	366,181

Total current liabilities	513,286	504,461

Deferred taxes and long-term obligations	23,122	22,367
Long-term debt	165,000	253,000
Stockholders’ equity	1,056,859	995,302

Total liabilities and stockholders’ equity	$1,758,267	$1,775,130

3Com Reports Second-Quarter Results for Fiscal 2009, p. 6
3Com Corporation
Reconciliation of Non-GAAP Measures
(in thousands, except margin and per-share data)
(unaudited)
TABLE C

	Three Months Ended		Six Months Ended
	November 28,	November 30,	November 28,	November 30,
	2008	2007	2008	2007
GAAP net income (loss)	$12,870	$(35,624)	$92,707	$(54,278)
Restructuring	2,504	3,147	4,501	3,572
Amortization of intangible assets	25,060	26,260	50,224	52,266
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	—	5,591	—	11,119
Patent dispute resolution [b]	—	—	(70,000)	—
TippingPoint special admin costs [c]	800	—	800	—
Stock-based compensation expense [d]	5,638	6,006	12,080	9,869
Acquiree expensed acquisition costs [e]	—	7,600	—	7,600
Gain on sales of assets [f]	—	—	—	(4,930)

Non-GAAP net income	$46,872	$12,980	$90,312	$25,218

GAAP net income (loss) per share	$0.03	$(0.09)	$0.23	$(0.13)
Restructuring	0.01	0.01	0.01	0.01
Amortization of intangible assets	0.06	0.07	0.13	0.13
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	—	0.01	—	0.02
Patent dispute resolution [b]	—	—	(0.18)	—
TippingPoint special admin costs [c]	0.00	—	0.00	—
Stock-based compensation expense [d]	0.01	0.01	0.03	0.02
Acquiree expensed acquisition costs [e]	—	0.02	—	0.02
Gain on sales of assets [f]	—	—	—	(0.01)

Non-GAAP net income per share, diluted	$0.12	$0.03	0.23	0.06

Shares used in computing diluted per share amounts	395,238	404,142	399,655	403,065

[a]	Results from our 49% H3C acquisition transaction.

[b]	Resolution of Realtek patent dispute.

[c]	Costs incurred to facilitate operation of TippingPoint as a more autonomous business.

[d]	Stock-based compensation expense is included in the following cost and expense categories by period:

	Three Months Ended		Six Months Ended
	November 28,	November 30,	November 28,	November 30,
	2008	2007	2008	2007
Cost of sales	562	523	1,320	907
Sales and marketing	1,613	1,418	3,371	2,393
Research and development	893	973	1,777	1,694
General and administrative	2,570	3,092	5,612	4,875

[e]	These expenses relate to the proposed acquisition of the Company in September 2007, which was terminated in April 2008.

[f]	The gain relates to a patent sale in fiscal 2008.